EXHIBIT 10.93

[Modus Media International Letterhead]

PRIVATE AND CONFIDENTIAL

November 6, 2001

Mr. Daniel F. Beck

58 Hollis Street

Groton, MA 01450

Dear Dan:

It is my pleasure to officially offer you the position of President Americas for Modus Media International, effective November 7, 2001. This position will report directly to me in my capacity as Chief Executive Officer.

The terms of your employment to which we have agreed are as follows:

Compensation and Benefits

a.	Salary. Your annual compensation will be $190,000 on December 1, 2001 and $250,000 beginning March 1, 2002, payable in bi-weekly installments as earned. Your performance and salary will be reviewed annually commencing November 2002.

b.	Benefits. You shall be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans and other benefit plans which MMI may from time to time have in effect for all or most senior executives of the Company.

c.	Bonus. You shall be eligible to participate in Modus Media International’s Management Incentive Plan (“MIP”) at the 60% level. MIP payments are not guaranteed; they are dependent on the Company achieving certain goals and require meeting specific program components.

d.	Stock Options. It will be recommended to MMI’s Board of Directors that you be approved as eligible to be granted 50,000 stock options subject to the terms and conditions contained in the plan document.

The Company will provide you with a separate letter covering severance benefits.

Dan, I am pleased to offer you this position and look forward to your contributions. Please confirm your acceptance of this offer by signing both offer letters and returning one copy to me.

Sincerely,	Offer Acceptance

/s/ TERENCE M. LEAHY	/S/ DANIEL F. BECK
Terence M. Leahy Chief Executive Officer	Daniel F. Beck

[Modus Media International Letterhead]

November 12, 2003

Mr. Daniel F. Beck

58 Hollis Street

Groton, MA 01450

Dear Dan:

It is my pleasure to amend the terms of your November 6, 2001 Offer Letter as follows:

Salary:	Your annual compensation is hereby increased to $300,000, effective December 1, 2003. It will continue to be payable in bi-weekly installments as earned.

All other terms and conditions of your November 6, 2001 Offer Letter shall remain in full force and effect, as shall the separate letter covering severance benefits dated August 5, 2002.

Dan, congratulations on a job well done. I am pleased to have you on the Modus team and look forward to your future contributions.

Sincerely,

/s/ R. SCOTT MURRAY
R. Scott Murray Chief Executive Officer

Acceptance:

/s/ DANIEL F. BECK
(signature)

11/12/03
(date)